EXHIBIT 4.1

Number                                                                Shares

                              VX TECHNOLOGIES, INC.
                                     [LOGO]


                  Incorporated Under the Laws of the State of Delaware



                                  COMMON STOCK              CUSIP 64115E 10 7

THIS CERTIFIES THAT


IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.00001 VALUE EACH OF

                              VX TECHNOLOGIES, INC.

transferable on the books of the Corporation in person or by attorney, upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State pf Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent.

        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                                  Countersigned:
    DATED:                          Executive Registrar & Transfer Agency, Inc.
                                    PO BOX 56517, Phoenix, AZ 85079
                                    Transfer Agent


                        VX TECHNOLOGIES, INC.
     Secretary              SEAL 1999                    President
                            DELAWARE